SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 N. 13th Avenue P.O. Box 988 Laurel, Mississippi	39440

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 CREDIT AGREEMENT
EX-10.2 GUARANTY AGREEMENT
EX-10.3 INTERCREDITOR AGREEMENT

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On November 17, 2005, the Registrant entered into a Credit Agreement with Harris N.A., individually and as Administrative Agent for SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank and Trustmark National Association. This new credit facility replaced the Registrant’s existing $100.0 million unsecured revolving credit facility that was to expire on July 31, 2009 with a $200.0 million unsecured revolving credit facility on a committed basis with a five year maturity. Two years prior to the facility’s termination, the Registrant may request a one-year extension of the facility and may request further extensions each year thereafter. The Registrant may reduce the commitment in a minimum amount of $1,000,000 without penalty upon notice to the Administrative Agent.
     The Registrant will pay interest, at its option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant is also obligated to pay an applicable margin over the Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there is an event of default, loans outstanding will bear an additional 1.50% rate of interest. The Registrant must also pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees.
     Up to $5,000,000 of the new credit facility is available for the issuance of standby and commercial letters of credit in the ordinary course of business. The Administrative Agent has also established a $10,000,000 swing line facility that will permit funding of small or late day draws not to exceed ten days that reduce available credit under the facility, with the credit risk allocated ratably among the lenders. Swing line loans bear interest at a rate offered by the Administrative Agent in its discretion. The Credit Agreement contains restrictive covenants, which include maintaining a minimum tangible net worth, a maximum leverage ratio of 50 percent, a minimum current ratio of 2.00 to 1 and limitations on capital expenditures. It also contains customary provisions relating to acceleration of the Registrant’s payment obligations in an event of default, which include non-payment of interest, principal or fees; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect; commencement of insolvency or bankruptcy proceedings by or against the Registrant; a change in control; the entry of certain judgments against the Registrant and cross-defaults on other agreements evidencing indebtedness. The Registrant’s obligations under the Credit Agreement are jointly and severally guaranteed by its wholly-owned subsidiaries under a Guaranty Agreement dated November 17, 2005.
     In connection with the new credit facility, the lenders under the Credit Agreement entered into an Intercreditor Agreement dated as of November 17, 2005 with The Lincoln National Life Insurance Company as a noteholder of the Registrant’s 6.65% Senior Notes, due July 7, 2007, having an aggregate principal amount of $20,000,000.
     Copies of the Credit Agreement, the Guaranty Agreement and the Intercreditor Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference. The descriptions above are summaries of the Credit Agreement, Guaranty Agreement and the Intercreditor Agreement and are qualified in their entirely by the complete text of those agreements.
     Some of the lenders under the terminated and new credit facilities or their affiliates have, or may have in the future, various relationships with the Registrant and its affiliates involving the provision of financial services. As of the date of this report, the following such relationships exist: Trustmark National Bank is a trustee of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates, and Harris Trust and Savings Bank and SunTrust Bank are lenders under a Credit Agreement dated March 21, 2000 with the Estate of Joe Frank Sanderson, which is an affiliate of the Registrant.
Item 1.02 Termination of a Material Definitive Agreement.
     Also on November 17, 2005, upon entering into the Credit Agreement described above, the Registrant terminated its Credit Agreement dated as of July 31, 1996, as amended, among the Registrant, Harris Trust and Savings Bank, individually and as Agent for SunTrust Bank, AmSouth Bank and Trustmark National Bank, which provided for a $100 million unsecured revolving credit facility. The Registrant did not incur any early termination penalties in connection with the termination. The terminated credit facility provided for interest to be paid at either a variable base or Eurodollar rate. The Registrant was also obligated to pay an applicable margin over the Eurodollar rate, as well as a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to its leverage ratio; a commission fee in an amount of the rate per year equal to the applicable Eurodollar margin of the amount of each standby letter of credit and a fee of 0.25% per year on the face amount of each trade letter of credit. The Registrant was also obligated to pay an additional 1.50% in an event of default. The terminated credit facility did not provide for a swing line facility but contained an option exercisable by the Registrant to convert the facility to term loans from each of the lenders who were parties to the facility payable in eight semiannual installments of principal each equal to 12.5% of the original principal amount of the term loans. The information provided in Item 1.01 of this report is incorporated by reference in this Item 1.02.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1	Credit Agreement dated November 17, 2005 among Sanderson Farms, Inc. and Harris N.A., Individually and as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated November 17, 2005 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

10.3	Intercreditor Agreement dated as of November 17, 2005 among The Lincoln National Life Insurance Company, Harris N.A., SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank, and Trustmark National Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: November 23, 2005	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated November 17, 2005 among Sanderson Farms, Inc. and Harris N.A., Individually and as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated November 17, 2005 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

10.3	Intercreditor Agreement dated as of November 17, 2005 among The Lincoln National Life Insurance Company, Harris N.A., SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank, and Trustmark National Bank.